2012 BCSECCOM 76

Cease Trade Order

Nexaira Wireless Inc.,
Pacific Copper Corp.,
UnionTown Energy Inc.
(each referred to separately as the Reporting Issuer)

Section 164 of the *Securities Act,* R.S.B.C. 1996, c. 418

¶ 1 The Reporting Issuer is an OTC reporting issuer under BC Instrument 51-509 *Issuers Quoted in the U.S. Over-the-Counter Markets* (BCI 51-509).

¶ 2 The Reporting Issuer has not filed:

1. comparative annual financial statements for its financial year ended October 31, 2011, as required under Part 4 of National Instrument 51-102 *Continuous Disclosure Obligations* (NI 51-102) and section 5(b) of BCI 51-509,
2. a Form 51-102F1 *Management's Discussion and Analysis* for the period ended October 31, 2011 as required under Part 5 of NI 51-102 and section 5(b) of BCI 51-509, and
3. a Form 51-102F2 *Annual Information Form* for the year ended October 31, 2011 as required under section 5(c) of BCI 51-509

(the required records).

¶ 3 Under section 164(1) of the Act, the Executive Director orders that all trading in the securities of the Reporting Issuer cease until:

1. it files the required records, completed in accordance with the Act and rules, and
2. the Executive Director makes an order under section 164 of the Act revoking this order as it applies to the Reporting Issuer.

¶ 4 March 8, 2012

Allan Lim, CA
Manager
Corporate Finance